UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2015

Date of Report: (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) Term Loan Agreement

On August 20, 2015, Cyanotech Corporation (the “Company”) and its wholly-owned subsidiary Nutrex Hawaii, Inc. (“Nutrex”) completed a loan agreement with First Foundation Bank in Irvine, California (the “Lender”) providing for $2,500,000 in aggregate credit facilities (the “Loan”) pursuant to a Term Loan Agreement dated July 30, 2015 (the “Loan Agreement”). The Loan Agreement is evidenced by a promissory note in the amount of $2,500,000 (the “Note”), and was issued under provisions of a United States Department of Agriculture (“USDA”) Rural Development Guarantee program (the “Guarantee”). The proceeds of the Loan will be used to acquire new processing equipment and leasehold improvements at its Kona, Hawaii facility. The net proceeds reflect a $500,000 advance from Lender on April 21, 2015 which were used for the same purposes. Lender is the successor by merger with Pacific Rim Bank which loaned the Company and Nutrex First Mortgage proceeds of $5,500,000 on September 7, 2012 (“First Mortgage Loan”). The First Mortgage Loan remains outstanding under the terms and conditions reported on Form 8-K as of September 7, 2012.

The provisions of the Loan include the payment of principal and interest in 84 equal installments of $36,522. Interest on the Loan accrues on the outstanding principal balance at an annual variable rate equal to the published Wall Street Journal prime rate plus 2.0% and is adjustable on the first day of each calendar quarter and fixed for that quarter. At no time shall the annual interest rate be less than 6.00%. The Loan terms include a prepayment penalty of 5% for any prepayment made prior to the first anniversary of the date of the Loan Agreement, which penalty is reduced by 1% each year thereafter until the fifth anniversary of such date, after which there is no prepayment penalty.

The Loan provides for one-time origination and guaranty fees totaling $85,000 and an annual renewal fee payable in the amount of 0.50% of the USDA guaranteed portion of the outstanding principal balance as of December 31 of each year, beginning December 31, 2015. The USDA has unconditionally guaranteed 80% of all amounts owing under the Loan.

The Loan is secured by: a second Mortgage, Security Agreement and Financing Statement; Security Agreements and UCC Financing Statements each with the Company and Nutrex; an Assignment of Lessor’s Interest in Leases and Rents; a Hazardous Substances Certificate and Indemnity Agreement; a Sublessor’s Consent to Mortgage of Sublease K-4; Estoppel Certificate and Subordination Agreement; and the USDA guarantees; each of which is further subject to the terms of the Loan Agreement and the Notes (collectively, the “Loan Documents”).

The outstanding indebtedness under the Loan Documents may be accelerated under certain events of default, including: (i) uncured default in the payment of principal and interest following due notice; (ii) uncured default in the performance of or compliance with any term, covenant, condition or provision contained in any of the Loan Documents following due notice or other knowledge of the default; (iii) a material adverse change in the Company’s financial condition; (iv) the Company or Nutrex shall become insolvent; or (v) the USDA shall revoke or amend its Guarantees in favor of Lender; as well as other remedies available to Lender under the Loan Documents. So long as the Loan remains outstanding, Lender’s prior written consent or concurrence will be a condition to any: merger, consolidation or the sale or transfer of a substantial part of the Company’s assets; dividend payment; or increased annualized compensation to officers.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosures set for in Item 1.01 above, which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: August 25, 2015	/s/ Jolé Deal
	By:	Jolé Deal
Vice President – Finance and
Administration, Chief Financial
Officer, Treasurer and Secretary

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